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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INNOPET PRODUCTS CORP.

     INNOPET PRODUCTS CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation. The resolutions setting forth the proposed amendment are as follows:

                           RESOLVED, that Article FIRST of the Certificate of
                  Incorporation of the Corporation be amended to read as follows:

                  "FIRST:  The name of the Corporation is InnoPet Brands Corp."

                           RESOLVED, that Article FOURTH of the Certificate of
                  Incorporation of the Corporation be amended to read as follows:

                  "FOURTH:  Authorized Shares.

                  1. The aggregate number of shares which the Corporation shall have authority to issue is 30,000,000, of which 5,000,000 shares shall be designated Preferred Shares, with a par value of $0.01 per share, and 25,000,000 shares shall be designated Common Shares, with a par value of $0.01 per share.

                  2. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Shares as Preferred Shares of any series and, in connection with the creation of such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights and the qualifications, limitations, and restrictions, of such series, to the


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                  full extent now or hereafter permitted by the laws of the
                  State of Delaware."

                  SECOND: That in lieu of a meeting and vote of stockholders, the stockholder has given unanimous written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by Marc Duke, its Chairman of the Board and Chief Executive Officer, this 17th day of May, 1996.

                            INNOPET PRODUCTS CORP.

                            By: /s/ Marc Duke
                                -------------------------------------------
                                Name:   Marc Duke
                                Title:  Chairman of the Board and
                                        Chief Executive Officer

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                                   EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                             InnoPet Products Corp.

                  FIRST. The name of the Corporation is InnoPet Products Corp.

                  SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock of the par value of $.01 per share, all of the same class.

                  FIFTH. The name and mailing address of the incorporator is William N. Haddad, Esq., c/o Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019.

                  SIXTH. Election of directors need not be by written ballot.

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                  SEVENTH. The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation (except as and to the extent provided in the By-Laws).

                  EIGHTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including reasonable counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article EIGHTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

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                  NINTH. No director of the Corporation shall be liable to the
Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, reasonable counsel fees and disbursements). Each person who serves as a director of the corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH, and neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article NINTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

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                  IN WITNESS WHEREOF, I have made, signed, and sealed this
Certificate of Incorporation this 11th day of January, 1996.




                                 /s/ William N. Haddad
                                 -----------------------------------
                                 William N. Haddad, Incorporator


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